                                                                    EXHIBIT 10.5





                                  OFFICE LEASE





                                 by and between



                          NAGOG PARK INVESTORS, L.L.C.
                                  ("Landlord")


                                       and


                       ANDOVER ADVANCED TECHNOLOGIES, INC.
                               (d/b/a Andover Net)
                                   ("Tenant")



                             Dated: March ___, 1999

                                TABLE OF CONTENTS

                                                                              Page


ARTICLE I REFERENCE DATA.........................................................1
         1.1      Commencement Date..............................................1
         1.2      Building.......................................................1
         1.3      Leased Premises................................................1
         1.4      Land...........................................................1
         1.5      Property.......................................................1
         1.6      Landlord's Mailing Address.....................................2
         1.7      Tenant's Mailing Address.......................................2
         1.8      Broker.........................................................2
         1.9      Tenant's Prorata Share.........................................2
         1.10     Security Deposit...............................................2
         1.11     Guarantor......................................................2
         1.12     Leased Premises Rentable Area..................................2
         1.13     Permitted Use..................................................2
         1.14     Lease Year.....................................................2
         1.15     Base Year Taxes................................................2
         1.16     Base Year Operating Costs......................................3

ARTICLE II LEASE TERM; EXTENSIONS................................................3
         2.1      Term...........................................................3
         2.2      Extension Rights...............................................3

ARTICLE III RENT.................................................................4
         3.1      Base Rent......................................................4
         3.2      Additional Rent................................................5
         3.3      Manner of Payment of Additional Rent...........................6

ARTICLE IV SECURITY DEPOSIT......................................................6
         4.1      Handling of Security Deposit...................................6
         4.2      Restoration of Security Deposit................................6

ARTICLE V UTILITIES AND SERVICES ................................................7
         5.1      Electricity, Heating, Ventilation, Air Conditioning............7
         5.2      Other Utilities................................................7
         5.3      Tenant's Obligations Regarding Additional Utilities............7
         5.4      Landlord's Right to Install Other Utilities....................7




ARTICLE VI USE OF LEASED PREMISES................................................8
         6.1      Use of Leased Premises.........................................8
         6.2      Compliance with Laws...........................................8
         6.3      Compliance with Americans with Disabilities Act................8
         6.4      No Nuisance or Other Harmful or Disruptive Activity............8
         6.5      Compliance with Fire Insurance Requirements....................9
         6.6      Hazardous Materials............................................9

ARTICLE VII MAINTENANCE; REPAIRS................................................10
         7.1      Tenant's Obligations..........................................10
         7.2      Landlord's Obligations........................................11
         7.3      Removal of Snow, Ice and Debris...............................11
         7.4      Tenant's Failure to Make Repairs..............................11

ARTICLE VIII ALTERATIONS........................................................11
         8.1      Alterations or Additions by Tenant............................11
         8.2      Alterations or Additions by Landlord..........................12

ARTICLE IX ASSIGNMENT; SUBLEASING...............................................12
         Landlord's Consent.....................................................12

ARTICLE X SUBORDINATION; ESTOPPEL CERTIFICATES..................................13
         10.1     Subordination.................................................13
         10.2     Estoppel Certificates.........................................14

ARTICLE XI INDEMNIFICATION AND WAIVER...........................................14
         11.1     Damage to Property............................................14
         11.2     Indemnity Against Liability...................................15
         11.3     Waiver of Claims..............................................15

ARTICLE XII INSURANCE...........................................................16
         12.1     Insurance to be Maintained by Tenant..........................16
         12.2     Other Insurance Requirements..................................16
         12.3     Waiver of Subrogation.........................................16
         12.4     Insurance to be Maintained by Landlord........................17

ARTICLE XIII FIRE; CASUALTY; EMINENT DOMAIN.....................................17
         13.1     Damage by Casualty............................................17
         13.2     Tenant's Option to Terminate in the Event of a Taking.........18
         13.3     Landlord's Option to Terminate in the Event of a Taking.......18
         13.4     Miscellaneous Provisions Regarding Casualty or Taking.........19

ARTICLE XIV DEFAULT; REMEDIES; BANKRUPTCY.......................................20
         14.1     Events of Default.............................................20


         14.2     Landlord's Remedies...........................................21
         14.3     Landlord's Cure Rights........................................23
         14.4     Tenant's Obligation to Reimburse Landlord.....................23
         14.5     No Waiver.....................................................23
         14.6     Acceptance of Late Payments...................................23
         14.7     Interest on Late Payments.....................................23
         14.8     Remedies Cumulative...........................................23
         14.9     Landlord's Rights in Tenant's Bankruptcy......................24
         14.10    Landlord's Default............................................24

ARTICLE XV SURRENDER; HOLDING OVER..............................................25
         15.1     Surrender of Leased Premises..................................25
         15.2     Holding Over..................................................25

ARTICLE XVI LANDLORD'S LIABILITY................................................26
         16.1     Limited Recourse..............................................26
         16.2     Interruption of Services and Utilities........................26
         16.3     No Consequential Damages......................................26
         16.4     Liability after Conveyance of Property........................26

ARTICLE XVII MISCELLANEOUS PROVISIONS...........................................27
         17.1     Governing Law.................................................27
         17.2     Partial Invalidity............................................27
         17.3     Captions......................................................27
         17.4     Successors and Assigns........................................27
         17.5     Recording of Lease............................................27
         17.6     Entire Agreement..............................................27
         17.7     Amendments....................................................27
         17.8     Quiet Enjoyment...............................................28
         17.9     No Partnership................................................28
         17.10    Time of Essence...............................................28
         17.11    Brokerage.....................................................28
         17.12    Rules and Regulations.........................................28
         17.13    Signs.........................................................28
         17.14    Landlord's Access and Tenant's Access; Security...............29
         17.15    Notices.......................................................29
         17.16    No Merger.....................................................29
         17.17    No Offer......................................................29
         17.18    Waiver of Jury Trial..........................................29
         17.19    Financial Reports.............................................30
         17.20    Landlord's Fees...............................................30
         17.21    Telecommunications............................................30
         17.22    Confidentiality...............................................30


         17.23    Notice to Landlord's Mortgagee................................30
         17.24    Condition of Leased Premises..................................31
         17.25    Landlord's Work...............................................31
         17.26    Tenant Improvements...........................................32



List of Exhibits:
Exhibit FP          - Floor Plan of Leased Premises
Exhibit LD          - Legal Description of Property
Exhibit OC          - Operating Costs
Exhibit RR          - Rules and Regulations
Exhibit LW          - Landlord's Work
Exhibit LW-1        - Landlord's Specifications
Exhibit LW-2        - Landlord's Plans
Exhibit TI          - Tenant Improvements
Exhibit J           - Janitorial Services
Exhibit TR          - Title Restrictions

                                  OFFICE LEASE

         THIS OFFICE LEASE (this "Lease") is made as of the ____ day of March, 1999, by and between Nagog Park Investors, L.L.C., having a business address c/o Tishman-Heskin Partners, 119 North Fourth Street, Minneapolis, MN 55401 ("Landlord") and Andover Advanced Technologies, Inc. (d/b/a Andover Net), a Massachusetts corporation, having a business address at 532 Great Road, Acton, Massachusetts 01720 ("Tenant").

         Subject to the covenants, conditions and other provisions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises (as defined below), together with the non-exclusive right to use in common with others the Common Facilities (as defined below) and the right to use in common with other tenants, forty-one (41) unassigned parking spaces on the Land.


                                    ARTICLE I

                                 REFERENCE DATA

         Each of the capitalized terms used in this Lease shall have the meaning set forth opposite such term below:

1.1      COMMENCEMENT DATE:              May 15, 1999

1.2      BUILDING:                       The building located at 50 Nagog Park,
                                         Acton, Massachusetts, containing
                                         approximately one hundred eighteen
                                         thousand three hundred nine (118,309)
                                         rentable square feet of floor space.

1.3      LEASED PREMISES:                A portion of the Building containing
                                         approximately eleven thousand seven
                                         hundred forty (11,740) rentable square
                                         feet of floor space, located within the
                                         Building on the second (2nd) floor as
                                         shown on EXHIBIT FP attached hereto.

1.4      LAND:                           The land on which the Building is
                                         located, as described in the legal
                                         description attached hereto as
                                         EXHIBIT LD.

1.5      PROPERTY:                       The Land, the Building, the Common
                                         Facilities and the other common areas
                                         and the other improvements

1.6      LANDLORD'S MAILING ADDRESS:     119 North Fourth Street, Suit 407
                                         Minneapolis, MN 55401
                                         Attn:  Mr. Raymond P. Cunningham

1.7      TENANT'S MAILING ADDRESS:       50 Nagog Park
                                         Acton, MA  01720
                                         Attn:  President/CEO

1.8      BROKER:                         Grubb & Ellis Company

1.9      TENANT'S PRORATA SHARE:         Nine and nine tenths percent (9.9%)

1.10     SECURITY DEPOSIT:               Thirty-Five Thousand Dollars
                                         ($35,000.00)

1.11     GUARANTOR:                      N/A

1.12     LEASED PREMISES RENTABLE AREA:  Eleven thousand seven hundred forty
                                         (11,740) rentable square feet

1.13     PERMITTED USE:                  General office but only to the extent
                                         permitted by applicable zoning, and no
                                         other purpose.

1.14     LEASE YEAR:                     A period of twelve (12) consecutive
                                         calendar months commencing on the
                                         Commencement Date (or the first day of
                                         the first calendar month after the
                                         Commencement Date occurs if the
                                         Commencement Date is any day other than
                                         the first day of a month), and then
                                         each consecutive twelve (12) month
                                         period occurring thereafter during the
                                         Term of this Lease.

1.15     BASE YEAR TAXES:                Total Taxes (as defined below) paid
                                         with respect to the Property for the
                                         period from July 1, 1999 through June
                                         30, 2000 (i.e., fiscal tax year 2000);
                                         provided, however, if at the time the
                                         Building reaches 95% occupancy, it can
                                         be reasonably determined that the
                                         assessment of the Property has been
                                         increased to reflect an increase in the
                                         occupancy of the Building over the
                                         occupancy level that existed on the
                                         relevant assessment date for fiscal
                                         year 2000, then the Base Year Taxes
                                         shall be calculated to equal the
                                         product of

                                         (a) the new, higher assessed value
                                         which reflects such 95% occupancy (as
                                         distinct from any increased valuation
                                         which is part of a general increased
                                         valuation of all the property within
                                         the Town of Acton) times (b) the tax
                                         rate in effect for the Property for
                                         fiscal year 2000.

1.16     BASE YEAR OPERATING COSTS:      Total Operating Costs (as defined
                                         below) paid with respect to the
                                         Property for the period from January 1,
                                         1999 through and including December 31,
                                         1999; however, if during such period
                                         average occupancy of the Building was
                                         less than ninety-five (95%), then Base
                                         Year Operating Costs shall be adjusted
                                         as reasonably appropriate to reflect
                                         the Operating Costs which would have
                                         been incurred had average occupancy of
                                         the Building for such period been
                                         ninety-five percent (95%).

1.17     COMMON FACILITIES:              The driveways and walkways necessary
                                         for access to the Building and the
                                         parking areas on the Land; the loading
                                         docks and loading areas serving the
                                         Building; the cafeteria and shower
                                         facilities on the first floor of the
                                         Building; the entrances, lobbies,
                                         stairways, freight and passenger
                                         elevators, and corridors necessary for
                                         access to said loading docks, cafeteria
                                         and shower facilities and the Leased
                                         Premises; rest rooms on the same floor
                                         as the Leased Premises; and the
                                         heating, ventilating, air conditioning,
                                         plumbing, electrical, security,
                                         emergency and other mechanical systems
                                         and equipment serving the Leased
                                         Premises in common with other portions
                                         of the Building.

                                   ARTICLE II

                             LEASE TERM; EXTENSIONS

         2.1 TERM. The term of this Lease shall be for a period of five (5) years commencing on the Commencement Date and ending on the last day of the month immediately prior to the month in which the fifth (5th) anniversary of the Commencement Date occurs (the "Term"). Landlord shall deliver the Leased Premises to Tenant, free of all tenants and occupants, on the Commencement Date.

         2.2 EXTENSION RIGHTS. Provided there is no uncured Event of Default, or existing facts or circumstance which, with the giving of notice or passage of time or both, could become an Event of Default, both at the time of Tenant's exercise of its right to extend and at the commencement of the relevant Option Term (defined below), Tenant shall have the right to extend the Term for one (1) five-year extension period (the "Option Term") upon the following terms and conditions:

                  2.2.1 Tenant must notify Landlord in writing of its election to extend the Term for the Option Term on or before one hundred eighty
(180) days prior to the expiration of the Term.

                  2.2.2 The annual Base Rent for the Option Term shall be equal to ninety-five percent (95%) of the Fair Market Rental Value as determined pursuant to EXHIBIT FMRV attached hereto as of the last day of the original Term with respect to the Base Rent due during the Option Term; provided that such Fair Market Rental Value shall not be less than Two Hundred Thirty-Four Thousand and 00/100 Dollars ($234,000.00) per year.

                  2.2.3 Additional Rent (defined below) due for Real Estate Taxes (defined below), Operating Costs (defined below), the costs of utilities and other sums due under this Lease shall be payable during the Option Term in the same manner as herein provided for the original Term.

                  2.2.4 All other provisions of this Lease shall also remain in effect during the Option Term except the right to extend as set forth in this
Section 2.2, it being agreed that there are no further rights of extension after the first Option Term. Unless expressly stated herein to the contrary, all references in this Lease to the "Term" shall include the Option Term when and if Landlord receives Tenant's notice of election to extend the Term as herein provided.

                                   ARTICLE III

                                      RENT

         3.1      BASE RENT. Tenant shall pay to Landlord annual rent equal to
(i) Two Hundred Five Thousand Four Hundred Fifty and 00/100 Dollars ($205,450.00) per year, payable in equal monthly installments of Seventeen Thousand One Hundred Twenty and 83/100 Dollars ($17,120.83) each from May 1, 1999 through April 30, 2002, and Two Hundred Twenty-Eight Thousand Nine Hundred Thirty and 00/100 Dollars ($228,930.00) per year, payable in equal monthly installments of Nineteen Thousand Seventy-Seven and 75/100 Dollars ($19,077.75) each from May 1, 2002 through April 30, 2004 ("Base Rent"), AND (ii) an amount equal to the cost of the electricity consumed by Tenant at the Building determined by a check meter (the "Electricity Rent"). Landlord shall pay for the cost of such check meter. Payments of Base Rent shall be made by Tenant at the Landlord's Mailing Address commencing on May 1, 1999 and continuing thereafter on the first day of each month during the Term in advance, without offset, deduction, demand, or abatement (except as otherwise expressly specified in this Lease) whatsoever, in lawful money of the United States. The Base Rent payment for any fractional month at the commencement, termination or expiration of the Term will be prorated accordingly. The amount of Base Rent payable during the Option Term shall be determined in accordance with Section 2.2.2 above. Electricity Rent shall be payable in monthly installments in arrears within thirty (30) days after Tenant receives an invoice from Landlord stating the amount of electricity consumed by Tenant during the previous month according to said check meter and the actual cost to Landlord of such electricity.

         3.2 ADDITIONAL RENT. In addition to the Base Rent and Electricity Rent, Tenant shall pay to Landlord the following amounts as additional rent ("Additional Rent") hereunder:

                  3.2.1 TAXES. Commencing July 1, 2000, Tenant will pay to Landlord Tenant's Prorata Share of the "Increased Taxes" (defined below) for each fiscal tax year or portion thereof included within the Term. "Taxes" shall mean the total of all real estate taxes, charges, and assessments, extraordinary as well as ordinary, and any payments in lieu of such real estate taxes, levied, imposed, or assessed for a particular fiscal year during the Term of this Lease by governmental authorities upon or attributable to the Property, or to any and all personalty owned by Landlord installed in or about the same by Landlord. If due to a future change in the method of taxation any franchise, income or profit tax shall be levied against Landlord in substitution for or in lieu of any tax which would otherwise constitute a real estate tax or payment in lieu of real estate tax, or if a specific tax on rentals from the Property shall be levied against Landlord, such franchise, rental, or income tax shall be deemed to constitute "Taxes" for the purposes hereof. Notwithstanding any other provision of this Lease, "Taxes" shall not include any tax on Landlord's net income. "Increased Taxes" shall mean the amount, if any, by which total Taxes paid for any fiscal tax year included within the Term exceed Base Year Taxes. If Landlord obtains an abatement of any such Taxes, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, shall be refunded to Tenant. Taxes shall be deemed to be paid over the maximum time permitted under law. If the Term includes only a portion of any fiscal tax year, Tenant's Prorata Share of Increased Taxes for such fiscal tax year shall be prorated according to the fraction calculated by dividing (a) the total number of days in such fiscal tax year included within the Term by (b) 365. Tenant shall be fully responsible for any tax assessment or other charge levied by any governmental authority against any personalty placed upon the Property by Tenant.

                  3.2.2 OPERATING COSTS. Commencing January 1, 2000, Tenant shall pay to Landlord Tenant's Prorata Share of the Increased Operating Costs (defined below) for each calendar year. For the purposes of this Lease, the term "Operating Costs" shall mean the items listed in EXHIBIT OC attached hereto and made a part hereof. "Increased Operating Costs" shall mean the amount, if any, by which total Operating Costs for any calendar year included within the Term exceed Base Year Operating Costs. If during any calendar year less than ninety-five percent (95%) of the rentable area of the Building is occupied, then Operating Costs for such calendar year shall be adjusted reasonably to reflect the Operating Costs which would have been incurred if at least ninety-five percent (95%) of the rental area of the Building had been occupied during such calendar year. If the Term includes only a portion of a calendar year, Tenant's Prorata Share of Increased Operating Costs for such calendar year shall be prorated according to the fraction calculated by dividing (a) the total number of days in such calendar year included within the Term by (b) 365.

         3.3 MANNER OF PAYMENT OF ADDITIONAL RENT. Landlord shall reasonably estimate Base Year Operating Costs, Increased Taxes, Increased Operating Costs, and Tenant's Prorata Share of such Increased Taxes and such Increased Operating Costs for the Lease Year in question and commencing January 1, 2000, Tenant shall pay with each monthly installment of Base Rent during that Lease Year, in advance as Additional Rent, an amount equal to one-twelfth (1/12th) of the total of Tenant's Prorata Share of such estimated Increased Taxes and Increased Operating Costs. On or before April 1 of each calendar year, Landlord shall deliver to Tenant a reasonably detailed written statement of the actual Taxes and Operating Costs for the preceding calendar year, together with reasonable supporting documentation to permit Tenant to confirm the accuracy of all charges and calculations. If total payments made by Tenant based upon such estimates exceed Tenant's Prorata Share of actual Increased Taxes and Increased Operating Costs as finally determined for the Lease Year in question, then any overpayment shall be credited in full to such payments next coming due under this Lease. If total payments based upon such estimates are less than the actual amounts required to pay in full Tenant's Prorata Share of actual Increased Taxes and Increased Operating Costs for the year in question, then Tenant shall pay to Landlord the full amount of the deficiency within thirty (30) days after receiving written notice from Landlord of the amount of such deficiency. The Additional Rent payment for any fractional month at the commencement, termination or expiration of the Term shall be prorated accordingly. Payments of Additional Rent shall be made by Tenant without offset, deduction, demand, or abatement whatsoever (except as otherwise expressly provided in this Lease), in lawful money of the United States.


                                   ARTICLE IV

                                SECURITY DEPOSIT

         4.1 HANDLING OF SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit in the amount specified in Section 1.10 above, which shall be held as security for Tenant's performance of Tenant's obligations under this Lease (and may be applied by Landlord to defray the cost or expense to Landlord (including, without limitation, payment of any unpaid Rent) arising out of any Event of Default by Tenant hereunder) and refunded to Tenant at the end of the Lease Term subject to Tenant's satisfactory compliance with the conditions and obligations of this Lease. Landlord may co-mingle the Security Deposit with Landlord's other funds and shall have no obligation to pay any interest with respect to the Security Deposit. Further, Landlord shall have the obligation to turn over the Security Deposit to any grantee of Landlord's interest in the Property, excluding any mortgagee; and if so turned over, Tenant agrees to look solely to such grantee for proper application of the Security Deposit. In the event the Security Deposit is so turned over, Landlord shall provide written notice of such transfer to Tenant stating the amount of money so turned over and naming the recipient of such Security Deposit.

         4.2 RESTORATION OF SECURITY DEPOSIT. In the event Landlord applies any portion of the Security Deposit in accordance with Section 4.1 above (excluding transfers of the Security Deposit to any grantee of Landlord's interest in the Property), Tenant shall immediately make payment to Landlord of the amount necessary to restore the Security Deposit to the full dollar amount set forth in Section 1.10.

                                    ARTICLE V

                             UTILITIES AND SERVICES

         5.1 ELECTRICITY, HEATING, VENTILATION, AIR CONDITIONING. Tenant shall pay directly to Landlord monthly (as set forth in Section 3.1) Tenant's share of charges for electricity consumed in the Leased Premises as established by the so-called check meter or sub-meter (the "Sub- meter") between the main meter (the "Main Meter") for the Building and the Leased Premises which monitors electricity usage at the Leased Premises. Tenant's share shall equal the total monthly electric bill based upon the usage reflected by the Main Meter, times a fraction of which the denominator is the total kilowatt hours shown on the Main Meter for the month in question and the numerator of which is the total kilowatt hours shown on the Sub-meter for the month in question. During the Term, Landlord shall provide heating, ventilation and air conditioning ("HVAC") to the Leased Premises between the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday and from 8:00 a.m. to 1:00 p.m. on Saturday, but excluding holidays (the "Normal Hours HVAC"). Upon Tenant's request, which request must be made to Landlord's property manager by 3:00 pm on the preceding business day, Landlord shall provide HVAC beyond Normal Hours HVAC at a cost of fifty dollars ($50) per hour.

         5.2 OTHER UTILITIES. For any utility service provided to the Leased Premises other than electricity, water or sewer, Tenant must make arrangements directly with the provider of such utility service for bills to be rendered directly to Tenant, and Tenant shall have full responsibility to pay all such bills.

         5.3 TENANT'S OBLIGATIONS REGARDING ADDITIONAL UTILITIES. Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Leased

Premises as of the Commencement Date of this Lease. In the event Tenant's use of the Leased Premises requires additional utilities or equipment or utilities of greater capacity, the installation and maintenance thereof shall be Tenant's sole obligation and shall be performed at Tenant's sole cost and expense, provided that such installation shall be subject to the prior written consent of Landlord which shall not be unreasonably withheld, delayed or conditioned.

         5.4 LANDLORD'S RIGHT TO INSTALL OTHER UTILITIES. Landlord shall be entitled to install in or through the Leased Premises (above drop ceilings) and the Property and repair, maintain, and replace pipes, conduits, wires, and other utility lines serving other tenants or portions of the Property provided said installation, repair, maintenance or replacements do not unreasonably interfere with Tenant's use of the Leased Premises, other than a reasonable time necessary to complete such installation, repair, maintenance, or replacement. Landlord shall provide at least forty-eight (48) hours advance written notice to Tenant of any such work to be performed in or adjacent to the Leased Premises that may reasonably be calculated to have an effect on the Tenant's use of the Leased Premises.

         5.5 JANITORIAL SERVICES. Landlord shall provide janitorial services to the Leased Premises according to the schedule attached as EXHIBIT J. The cost of such services shall be included in Operating Costs.

                                   ARTICLE VI

                             USE OF LEASED PREMISES

         6.1 USE OF LEASED PREMISES. Tenant acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof other than the Permitted Use set forth in Section 1.13 above.

         6.2 COMPLIANCE WITH LAWS. Tenant, at its sole expense, shall comply with all laws, rules, orders and regulations of federal, state, county, and municipal authorities (collectively, "Governmental Regulations"), and with any direction of any public officers pursuant to law, which impose any duty upon Landlord or Tenant with respect to the Leased Premises. Conversely, Landlord, at its sole expense, shall comply with all Governmental Regulations and any such directions which impose any duty with respect to the portions of the Building or Property outside of the Leased Premises, except to the extent that such duty is triggered by the specific use for which Tenant is utilizing the Leased Premises, in which event the provisions of the prior sentence shall govern. Tenant shall also comply with all covenants, conditions and restrictions of record as specified herein on EXHIBIT TR as of the execution of this Lease applicable to Tenant's use or occupancy of the Property.

         6.3 COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Without in any way limiting the generality of the obligations set forth in Section 6.2 above, Tenant also shall comply at Tenant's sole cost and expense with all applicable provisions of the Americans with Disabilities Act ("ADA") and all of the regulations promulgated thereunder as they apply to Tenant's use and occupancy of the Leased Premises and the operation of Tenant's business therein and shall be fully responsible for any modifications or alterations to the Leased Premises or the common areas of the Property necessary to meet requirements of the ADA which have become applicable to the Leased Premises or the Property as a result of Tenant's operation of its business within the Leased Premises. Landlord shall be responsible for compliance of the Building or Property outside of the Leased Premises with all provisions of the ADA, except to the extent that such duty is triggered by the specific use for which Tenant is utilizing the Leased Premises, in which event and to which extent the provisions of the prior sentence shall govern (unless Tenant's use of the Leased Premises is solely a "general office use," in which case such duty shall be Landlord's duty).

         6.4 NO NUISANCE OR OTHER HARMFUL OR DISRUPTIVE ACTIVITY. Tenant shall not perform any acts or carry on any business or practices which may (a) injure or overburden any part of the Leased Premises, the Property or common areas, including, without limitation, any of the electrical or mechanical systems of the Property, (b) violate any certificate of occupancy affecting the same, (c) constitute a public or private nuisance or a menace to other tenants on the Property, (d) produce undue noise, (e) create obnoxious fumes or other odors or (f) otherwise cause unreasonable interference with other tenants or occupants of the Property.

         6.5 COMPLIANCE WITH FIRE INSURANCE REQUIREMENTS. Tenant shall not permit any use of the Leased Premises which will make voidable any insurance on the Property or on the contents of the Building or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association or any similar body succeeding to its powers. If Landlord gives notice and Tenant persists in any use of the Leased Premises which will make voidable any insurance on the Property or on the contents of the Building, then in addition to any other remedies Landlord may have, Tenant shall on demand reimburse Landlord, and all other tenants to the extent of insurance carried directly by them, all extra insurance premiums caused in any way by Tenant's use of the Leased Premises, including, without limitation, the volume of electricity and electrical equipment used by Tenant.

         6.6 HAZARDOUS MATERIALS. Tenant shall not permit the emission, release, threat of release or other escape of any Hazardous Materials (defined below) so as to adversely affect in any manner, even temporarily, any element or part of the Leased Premises or the Property. Tenant shall not use, generate, store or dispose of Hazardous Materials in or about the Leased Premises (except for ordinary office and cleaning supplies which are stored, used and disposed of in compliance with all applicable Environmental Laws (defined below)), or dump, flush or in any way introduce Hazardous Materials (other than common cleaning products which are being disposed of in compliance with all applicable Environmental Laws) into sewage or other waste disposal systems serving the Leased Premises (nor shall Tenant permit its employees, agents or contractors to take any of the foregoing actions).

         Tenant will indemnify, defend and hold Landlord harmless from and against all claims, loss, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, diminution in the value of the Leased Premises or the Property, costs incurred in connection with any investigation of site conditions or any clean-up or remedial work required by any federal, state or local governmental agency) to the extent incurred as a result of any contamination of the Leased Premises or any other portion of the Property with, or any release or threat of release of, Hazardous Materials by Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees (collectively, the "Tenant Group"). Without limiting the foregoing, if the presence of any Hazardous Materials in, on or under the Leased Premises or the Property caused or permitted by any of the Tenant Group results in any contamination of the Leased Premises or the Property or any other property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Premises, the Property and such other property to the condition existing prior to the introduction of any such Hazardous Material by such member(s) of the Tenant Group, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on Landlord, the Leased Premises or the Property. Landlord shall indemnify, defend and hold harmless Tenant from and against all claims, loss, costs and expenses (including without limitation reasonable attorney's fees and disbursements, diminution in the value of the Leased Premises, costs incurred in the investigation of site conditions or any clean-up or remedial work required by any federal, state or local governmental agency) to the extent incurred as a result of any contamination of the Property with, or any release of, Hazardous Material existing or arising prior to the date of this Lease or arising after the date of this Lease as a result of the actions or negligence of Landlord or its agents, employees or contractors, but neither Landlord nor Tenant shall be responsible for the actions or negligence of other tenants.

         The obligations of Tenant and Landlord in this Section shall survive the expiration or earlier termination of this Lease and any transfer of title to the Leased Premises, whether by sale, foreclosure, deed in lieu of foreclosure or otherwise.

         For purposes of this Lease, "Hazardous Materials" means, collectively, any animal wastes, medical waste, blood, biohazardous materials, hazardous waste, hazardous substances, pollutants or contaminants, petroleum or petroleum products, radioactive materials, asbestos in any form or condition, or any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any applicable federal, state or local law, regulation, ordinance or requirement relating to or imposing liability or standards of conduct concerning any such substances or materials on account of their biological, chemical, radioactive, hazardous or toxic nature, all as now in effect or hereafter from time to time enacted or amended. For purposes of this Lease, "Environmental Laws" means all laws, rules, orders and regulations of federal, state, county, and municipal authorities, concerning, any Hazardous Materials whatsoever.

                                   ARTICLE VII

                              MAINTENANCE; REPAIRS

         7.1 TENANT'S OBLIGATIONS. Tenant shall, at Tenant's sole cost and expense, (a) maintain and keep in good repair, good working order and free of litter and refuse (excluding litter and refuse contained in wastebaskets or disposed of in an area designated by Landlord) the interior of the Leased Premises and, except for Landlord's obligations under Section 7.2 of this Lease, make any and all repairs and replacements thereto as and when required, ordinary or extraordinary, foreseeable or unforeseeable, including, but not limited to, the maintenance, repair and replacement of any and all furnishings, fixtures and leasehold improvements within the Leased Premises, exterior entrances, windows and plate glass (provided that Landlord shall contribute any insurance proceeds it receives for any damage to the plate glass to the extent the insurance premiums paid by Landlord respecting the plate glass are included in Operating Costs) within or part of the wall delimiting the Leased Premises and any electrical wiring, lighting fixtures, heating or plumbing fixtures, pipes, air conditioning or heating components contained within and exclusively serving the Leased Premises; and (b) keep unclogged and in good repair all drains, traps and sewer pipes exclusively serving the Leased Premises and maintain and leave the same in good working order. At Landlord's option, ordinary maintenance of any of the systems described above shall be undertaken by Landlord in which event, promptly upon demand by Landlord, Tenant shall reimburse Landlord (such reimbursement to constitute Additional Rent hereunder) for all costs and expenses incurred by Landlord in connection with such maintenance undertaken.

         7.2 LANDLORD'S OBLIGATIONS. Landlord agrees to make all necessary repairs, replacements, additions and removals, interior and exterior, structural and nonstructural to maintain the exterior and structural portions of the Building and the Property (including foundations, floors, structural supports, roofs, roof structures, canopies (excluding Tenant's signage thereon), walls, driveways, sidewalks and parking facilities), the building systems including heating, ventilation, air conditioning, electrical, mechanical and plumbing systems (except for portions of those systems exclusively serving the Leased Premises and located within the Leased Premises), the Common Facilities and windows and plate glass (to the extent maintenance is required due to product failure or storm related damage) of the Building, reasonable wear and tear, damage by fire and other casualty only excepted. Further, if any such maintenance is required because of the negligence or intentional misconduct of Tenant or those for whose conduct Tenant is legally responsible and such maintenance is not covered by insurance, then Tenant shall be responsible for such maintenance, and if such maintenance is covered by insurance, then Tenant shall be fully liable and responsible to Landlord for the deductible amount of any such insurance. Landlord agrees to maintain the Common Facilities of the Building and the landscaped and paved areas of the Property in the same condition as they may be as of the Commencement Date.

         7.3 REMOVAL OF SNOW, ICE AND DEBRIS. Removal of snow, ice and debris from the Common Facilities including sidewalks, driveways and parking areas of the Property shall be the responsibility of Landlord. Snow, ice and debris shall be removed as soon as reasonably practicable.

         7.4 TENANT'S FAILURE TO MAKE REPAIRS. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and such repairs by Landlord shall be governed by the provisions of Sections 14.3 and 14.4 below.


                                  ARTICLE VIII

                                   ALTERATIONS

         8.1 ALTERATIONS OR ADDITIONS BY TENANT. Tenant shall not make any alterations (structural or otherwise), improvements, or additions to the Leased Premises, without the prior written consent of the Landlord, other than the Tenant Improvements as set forth in Section 17.27 and EXHIBIT TI below. All such allowed alterations, improvements or additions other than the Tenant Improvements shall be at Tenant's sole cost and expense. Tenant shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. Any alterations or improvements made by Tenant shall, at the option of Landlord, either become the property of the Landlord at the expiration or earlier termination of the Term or be removed by Tenant at Tenant's sole cost and expense at the expiration or earlier termination of the Term. All alterations or additions made by Tenant shall be performed in a good and workmanlike manner and in compliance with all the applicable laws, ordinances, orders, rules, regulations and requirements applicable thereto, shall be carried out in conformance with plans and specifications approved by Landlord, and shall be performed only by contractors or mechanics approved by Landlord. All such contractors and mechanics shall carry liability insurance (which shall name Landlord and Tenant as an additional insured) and workmen's compensation insurance reasonably satisfactory to Landlord, and Landlord shall be presented with certificates of same prior to the commencement of any work. Tenant agrees to pay Landlord's reasonable charges for the review of all proposed alterations, improvements and additions and for supervision of the same other than the Tenant Improvements. Neither approval of the plans and specifications nor supervision of the Tenant's work by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law.

         8.2 ALTERATIONS OR ADDITIONS BY LANDLORD. Landlord hereby reserves the right at any time to enter upon the Property or the Leased Premises, provided Landlord shall give Tenant at least forty-eight (48) hours prior notice before entering the Leased Premises, and make alterations or additions thereto, or to any or all of the common facilities, improvements or personalty comprising a part thereof, provided such alterations or additions do not unreasonably interfere with Tenant's use of, or diminish the useable space contained in, the Leased Premises.

                                   ARTICLE IX

                             ASSIGNMENT; SUBLEASING

         LANDLORD'S CONSENT. Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Leased Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Leased Premises by any person other than Tenant and its employees. Any such assignment, sublease, transfer or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of Base Rent or Additional Rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease, but Landlord shall not enforce against Tenant any obligation for which Landlord has already received full payment or performance from such other party.. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. If Landlord consents to any Transfer, Tenant shall pay to Landlord all rent and other consideration received by Tenant in excess of the Base Rent, Electricity Rent and Additional Rent paid by Tenant for the portion of the Leased Premises so transferred. In addition, Tenant shall pay to Landlord any attorneys' fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.


                                    ARTICLE X

                      SUBORDINATION; ESTOPPEL CERTIFICATES

         10.1 SUBORDINATION. If the Leased Premises are, as of the date hereof, subject to any mortgage or trust deed, Landlord shall provide Tenant with an agreement executed by such lienholder which shall assure Tenant's right to possession of the Leased Premises and other rights granted under this Lease substantially in accordance with this Lease's terms and conditions. Such agreement shall be reasonably acceptable to Tenant, Landlord, and such lienholder and shall be recordable with the applicable registry or office. Tenant agrees to subordinate this Lease to any future mortgage, or trust deeds, provided such lienholder shall assure Tenant's right to possession of the Leased Premises and other rights granted under this Lease substantially in accordance with this Lease's terms and conditions. Such assurance shall be in the form customarily used by such lienholder, and shall be recordable with the applicable registry or office.

         Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord (as defined below) and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly Landlord under this Lease or its nominee or designee) shall not be: (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease; (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant unless actually received by the Successor Landlord; (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord; (iv) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage (each as defined below) or by any previous prepayment of Base Rent or Additional Rent for more than one (1) month, which was not approved in writing by the Superior Mortgagee (as defined below);
(v) liable to Tenant beyond the Successor Landlord's interest in the Property and the rents, income, receipts, revenues, issues and profits issuing from such Property; (vi) responsible for the performance of any work to be done by Landlord under this Lease to render the Leased Premises ready for occupancy by Tenant; or (vii) required to remove any person occupying the Leased Premises or any part thereof, except if such person claims by, through or under the Successor Landlord. Any mortgage to which this Lease is, at the time referred to, subject and subordinate, is herein called the "Superior Mortgage" and the holder of a Superior Mortgage is herein called the "Superior Mortgagee." Any Superior Mortgagee or the nominee or designee of any Superior Mortgagee or lessor under any Superior Lease, and their respective successors or assigns, including the purchaser at a foreclosure sale, who succeeds to the rights of Landlord under this Lease shall be a "Successor Landlord."

          10.2 ESTOPPEL CERTIFICATES. Tenant shall, within fifteen (15) business days after request from Landlord, deliver to any mortgagee, proposed mortgagee, proposed purchaser of all or any part of the Property, or any other person or entity designated by Landlord, in recordable form, a certificate certifying any and all information reasonably requested, including, but not limited to, the following: (a) the date of this Lease, the date when the Term of this Lease commenced, the date of the expiration of the Term, and the date when Base Rent and Additional Rent commenced to accrue hereunder; (b) that this Lease is unmodified, not amended, and in full force and effect; or, if there have been any amendments or modifications, that the Lease is in full force and effect as so amended or modified and stating the amendments or modifications and the dates thereof; (c) whether or not there are then existing any setoffs or defenses against the enforcement of any of the terms and/or conditions of this Lease and any amendments or modifications hereof on the part of Tenant to be performed, and, if so, specifying the same; and (d) the dates, if any, to which the Base Rent, the Additional Rent and other sums on Tenant's part to be paid hereunder have been paid and/or paid in advance; and (e) Tenant has accepted the Leased Premises and any and all improvements in the condition then existing as being complete and in accordance with Tenant's agreements as to the same and in accordance with the Lease, and that Tenant waives any and all claims or causes of action as to the condition of the Leased Premises including the improvements thereto (to the extent that the work for such improvements has been completed) as against Landlord and any new owner of the Property or assignee, or specifying in detail any respect in which the Leased Premises or any improvements have not been completed in accordance with the Lease, if that is the case (setting forth any such deficiencies in reasonable detail). If Landlord shall submit to Tenant a proposed instrument containing any of the foregoing information, then, if Tenant shall fail to respond to Landlord's request for confirmation of the information set forth therein within fifteen (15) business days after Landlord's request, any information contained in such proposed instrument shall be deemed to be true, and Tenant shall be deemed to have waived any rights accruing by reason of any inaccuracy in such proposed instrument. Further, Tenant's failure or refusal to execute and deliver such certificate within such fifteen (15) business day period shall constitute an Event of Default under this Lease.


                                   ARTICLE XI

                           INDEMNIFICATION AND WAIVER

         11.1 DAMAGE TO PROPERTY. Tenant shall save Landlord harmless from all loss and damage to property occurring within the Leased Premises occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the Building, or by any nuisance made or suffered on the Leased Premises. Tenant also agrees to save Landlord harmless from any claim or damage resulting from neglect in not removing snow and ice from the sidewalks on the Property, unless such loss is caused by the intentional misconduct or negligence of Landlord. Landlord shall not be liable for any loss or damage arising from any latent defect in the Leased Premises or in the Building except as may be otherwise expressly and specifically provided herein. All personal property or improvements of Tenant at or about the Leased Premises shall be installed, used, or enjoyed at the sole risk of Tenant, and Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims and/or causes of action pertaining to or arising out of damage to the same, including but not limited to subrogation claims by Tenant's insurance carrier, but excepting such claims and/or causes of action resulting from the actual negligence and/or willful misconduct of Landlord.

         11.2 INDEMNITY AGAINST LIABILITY. Tenant shall also indemnify and hold Landlord harmless, to the fullest extent permitted by law, from and against any and all claims, actions, loss, damage, liability and expense (including, without limitation, reasonable attorney's fees and related legal costs incurred by Landlord) in connection with loss of life, personal injury and/or damage to property arising out of or resulting from (i) any occurrence in, upon or at the Leased Premises or (ii) the occupancy or use of the Leased Premises, the Building or the Property or any part thereof, or anywhere on or about the Property if caused wholly or in part by any act, negligence or failure to perform the obligations imposed by this Lease or any breach thereof, or omission of Tenant, its officers, agents, employees, subtenants, licensees, concessionaires, invitees, visitors or others occupying space in the Leased Premises, except to the extent arising out of the negligence or willful misconduct of Landlord or its agents, employees or contractors. If Landlord shall be threatened with or made a party to any litigation commenced by or against Tenant (except in the event that such litigation is commenced by Landlord against Tenant or by Tenant against Landlord and Tenant prevails in such litigation), or with respect to any matter described above, except to the extent arising out of the negligence or willful misconduct of Landlord or its agents, employees or contractors, then Tenant shall protect and hold Landlord harmless and indemnified and shall defend Landlord with counsel reasonably acceptable to Landlord, or, at Landlord's option, shall advance all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

         11.3 WAIVER OF CLAIMS. Tenant releases Landlord and its agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Leased Premises or any part thereof or any equipment therein becoming in disrepair (other than from Landlord's negligence in managing and operating the Property), or resulting from any accident, or from any intentionally wrongful conduct by anyone other than Landlord, in or about the Building or the Leased Premises or occurring anywhere on or about the Property. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, ice, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord and its agents and employees for any loss or damage to any property of Tenant, whether or not such loss or damage is due to the fault or negligence of Landlord or its agents or employees, and regardless of the amount of insurance proceeds collected or collectible under insurance policies in effect.

                                   ARTICLE XII

                                    INSURANCE

         12.1 INSURANCE TO BE MAINTAINED BY TENANT. At its own cost and expense, Tenant shall obtain and maintain throughout the Term of this Lease the following insurance coverage: (a) comprehensive general public liability insurance covering claims for injury to persons or property occurring in or about the Leased Premises or the Property, or arising out of ownership, maintenance, use, or occupancy thereof by the Tenant, in the amount of Three Million Dollars ($3,000,000.00), with property damage insurance with limits of Five Hundred Thousand Dollars ($500,000.00); (b) all risk hazard insurance including and not limited to fire, extended coverage, vandalism and malicious mischief insurance, covering any and all of the Tenant's equipment, trade fixtures, tools, inventory, and personal property in, at, or about the Leased Premises, in the full amount of the replacement cost of any and all of the same;
(c) Worker's Compensation and all other insurance coverages for employees, agents, servants, and others at or about the Leased Premises in compliance with and as required by any and all applicable governmental regulations and statutes; and (d) if any of the walls delimiting the Leased Premises contain plate glass, plate glass insurance for the benefit of Landlord in the amount of replacement cost thereof. Landlord may from time to time reasonably require Tenant to maintain other insurance coverage or may increase the amount of the foregoing insurance to be maintained by Tenant so as to provide insurance coverage in forms and amounts consistent with the extent of coverage maintained by similar tenants in similar buildings located in the same geographic market as the Leased Premises. Tenant shall obtain an endorsement to such insurance waiving rights of subrogation against Landlord, if such an endorsement is available from Tenant's insurance company.

         12.2 OTHER INSURANCE REQUIREMENTS. All such insurance procured by Tenant as provided herein shall be in responsible companies qualified to do business in Massachusetts and in good standing therein and having a Best's rating of A+++, naming Landlord and Landlord's mortgagee; as well as Tenant against injury to persons or damage to property as herein provided.

Tenant shall deposit with Landlord certificates for such insurance at or prior to the Commencement Date, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled or modified without at least ten (10) days prior written notice to each insured named therein.

         12.3 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though an extra premium may result therefrom), Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the party carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

         12.4 INSURANCE TO BE MAINTAINED BY LANDLORD. Landlord shall maintain property and casualty insurance with respect to the Building and other improvements constituting the Property in such amounts as are required by the first mortgage lender for the Property, or in the absence of a first mortgage lender, in amounts which are comparable to those maintained by other reasonably prudent property owners of facilities of the type and character of the Property, but not less than full replacement cost thereof as reasonably determined by Landlord.

                                  ARTICLE XIII

                         FIRE; CASUALTY; EMINENT DOMAIN

         13.1 DAMAGE BY CASUALTY. Should a substantial portion of the Leased Premises, or of the Building or Property, be substantially damaged by fire or other casualty, or in the event that a fire or other casualty renders the Leased Premises or the access thereto substantially unsuitable for its intended use, Landlord may elect to terminate this Lease upon notice to Tenant within thirty
(30) days after such fire or casualty. If less than a substantial portion of the Leased Premises, or of the Building, or of the Property is damaged by fire or other casualty, then (subject to the availability of insurance proceeds from any mortgagee of the Property) Landlord shall be obligated to repair, reconstruct or replace the damaged portions of the Leased Premises and shall use reasonable diligence to complete same, Building or Property including the Tenant Improvements as nearly as possible to their former condition. When such fire or casualty renders the Leased Premises substantially unsuitable for its intended use, a just and proportionate abatement of rent shall be made until such time as Tenant is able to resume full utilization of Premises or this Lease is terminated. If any casualty results in the total suspension of business in the Leased Premises as a result of damage or any adverse effect on the Leased Premises, Tenant shall have the option of suspending the running of the Term from the date of the casualty to the earlier of the date business is resumed or sixty (60) days following the completion of restoration; such option to be exercised by written notice within thirty (30) days after the date of the casualty. Further, within thirty (30) days after any substantial fire or other casualty, Landlord shall give written notice to Tenant with respect to whether or not Landlord will restore the Leased Premises, including the Tenant Improvements to the Leased Premises. Tenant may elect to terminate this Lease if either (a) Landlord notifies Tenant that Landlord has elected not to restore the Leased Premises, including the Tenant Improvements to the Leased Premises, or (b) Landlord elects to restore but fails to restore the Leased Premises, including the Tenant Improvements to the Leased Premises, to a condition substantially suitable for its intended use within one hundred eighty
(180) days after such fire or casualty. However, Tenant's failure to give such notice of termination within ten (10) business days after the date on which the right to terminate ripens under either (a) or (b) above shall constitute a waiver of such right by Tenant. Landlord will seek to have the first mortgagee of the Property, if any, provide for application of hazard insurance loss proceeds to the repair or reconstruction of the Leased Premises upon any hazard loss. Subject to the mortgagee (if any) of the Property making the hazard loss insurance proceeds available for such restoration and to Landlord's receipt of such proceeds for that purpose, if Landlord elects to repair, reconstruct, or cause to be repaired or reconstructed, such damage or destruction, Landlord shall not be required to expend, in connection with such repair or reconstruction, any amount exceeding the amount of casualty insurance proceeds actually received by Landlord. Notwithstanding the foregoing, in the event such mortgagee shall not make the insurance loss proceeds available for repair or restoration, Landlord shall not be required to repair or reconstruct the Leased Premises and shall notify Tenant within thirty (30) days next following such hazard loss, of its election in this respect and thereupon, Tenant shall have the termination rights described above in this Section. For purposes of this
Section 13.1, damage shall be deemed substantial if (i) fifty percent (50%) or more of the Leased Premises, Building or Property is damaged or destroyed, or
(ii) the time needed for Landlord to repair or restore the damage and put the Leased Premises, Building and/or Property in proper condition for use or occupancy is reasonably estimated by Landlord to require more than one hundred eighty (180) days.

         13.2 TENANT'S OPTION TO TERMINATE IN THE EVENT OF A TAKING. If the Property shall be taken in its entirety under any condemnation or eminent domain proceedings (each such occurrence being hereinafter referred to as a "Taking") by any governmental authority (the "Taking Authority") during the Term hereof, or in the event twenty-five percent (25%) or more of the Leased Premises, or the access thereto, is taken in any such proceedings and the remaining portion shall not be suitable or adequate (in the reasonable opinion of Tenant exercised in good faith) for the conduct of Tenant's business and Tenant notifies Landlord in writing of such determination within thirty (30) days next following the notice of such taking by the Taking Authority or the date upon which Tenant receives written notice that title has vested in the Taking Authority, whichever is first to occur, then in any such event this Lease and the Term hereof shall terminate thirty (30) days after such written notice from Tenant to Landlord, and Tenant shall be liable for the payment of Base Rent, Additional Rent and all other charges due from Tenant hereunder, and performance of the other terms and conditions of this Lease on Tenant's part to be performed only up to date of such termination, and any Base Rent and Additional Rent paid in advance for periods following such date shall be apportioned and promptly refunded to Tenant.

         13.3 LANDLORD'S OPTION TO TERMINATE IN THE EVENT OF A TAKING. If less than the entire Property, or less than twenty-five (25%) percent of the Leased Premises, shall be acquired or taken by condemnation or eminent domain as aforesaid, and the mortgagee of the Property shall not make the proceeds of any awards or damages payable as to the Taking available for restoration and repair of the balance of the Building, or Landlord shall determine in its reasonable discretion that the restoration and repair of the balance of the Building shall be impracticable; or in the event the Taking occurs within the last eighteen
(18) months of the initial Term (or of an Option Term, if any), Landlord shall be entitled to terminate this Lease by sixty (60) days prior written notice to Tenant without liability by reason of such Taking. If Landlord does not so terminate this Lease, this Lease shall continue and Landlord shall rebuild and restore the Leased Premises as nearly as possible to the condition existing next preceding such Taking, with due allowance for the portion so taken; further, Tenant shall promptly restore or repair any improvements made by it in the Leased Premises to the extent proceeds from such awards are made available to Tenant for such purpose and this Lease shall be and remain in full force and effect and be unaffected by, the Taking, except that from the date possession of the taken portion of the Leased Premises is acquired by the Taking Authority, the Base Rent payable under this Lease shall be diminished by a percentage equal to the percentage of the Leased Premises so taken and the Tenant's Pro Rata Share shall be recalculated. The restoration or repair work to be done by Tenant shall be done subject to any and all terms and conditions elsewhere set forth in this Lease governing alterations or work on Tenant's part to be performed. Upon written request from Tenant (which written request shall specifically reference this Section 13.3 and the consequence of Landlord's failure to respond), Landlord shall notify Tenant of its determination called for in this Section within one hundred twenty (120) days after the date of the Taking. In the event that Landlord shall fail to respond to such request and notify Tenant of its determination within such one hundred twenty (120) day period, Tenant shall have the right to terminate this Lease without cost or liability therefor as of the date of the Taking.

         13.4     MISCELLANEOUS PROVISIONS REGARDING CASUALTY OR TAKING.

                  13.4.1 In the event this Lease is terminated or terminates by reason of a Taking or a Casualty, the provisions of the Lease applicable upon expiration of the Lease shall govern the parties.

                  13.4.2 Landlord will seek to have any mortgagee of the Building or Property provide for application of the proceeds of any Taking awards to restoration, repair, and reconstruction of the portion of such Property remaining after the Taking. Notwithstanding the amount of land, building, or improvements taken by condemnation or eminent domain or the termination or continuance of this Lease with respect thereto, Tenant shall not participate or share in any recovery, award, or damages payable or paid as to such Taking, nor have or assert any right, claim, or cause of action against Landlord, the fee owner, or mortgagee of the Property or, except as expressly provided in Section 13.4.3 below, the Taking Authority whether for the loss of, or diminution in value of, the unexpired Term of this Lease, or as to the Taking of any such land, building, and/or improvements or otherwise; and Tenant for itself and its successors and assigns hereby waives, surrenders, and releases to Landlord any and all claims or rights to claim or receive all or any portion of any and all recovery, awards, and/or damages as to such Taking.

                  13.4.3 If permitted by statute, Tenant may assert a separate and independent claim for and recover from the Taking Authority, but not from Landlord, any compensation as may be separately awarded or recoverable by Tenant in its own name and right for the value of the Tenant Improvements made by Tenant (but only to the extent Tenant has paid the cost of installing or constructing such Tenant improvements), any damage to Tenant's portable fixtures and equipment, or on account of any expenses which it shall incur in relocation expenses, but in no event shall any such claims or recoveries be asserted if the same would diminish in any way the award to Landlord for the Land, Building and any Tenant Improvements paid for by Landlord.


                                   ARTICLE XIV

                          DEFAULT; REMEDIES; BANKRUPTCY

         14.1 EVENTS OF DEFAULT. Each of the following shall be an event of default ("Event of Default") under this Lease:

                  14.1.1 Tenant shall default in the payment of any installment of Base Rent, Additional Rent or other sum herein specified to be paid by Tenant and such default shall continue for five (5) business days after written notice thereof; provided, however, that Landlord shall not be required to give more than two (2) notices during any consecutive twelve (12) month period with regard to defaults in the payment of installments of Base Rent, Additional Rent or any other sums payable by Tenant under this Lease, and in the event that Landlord has already given two (2) such notices during any consecutive twelve (12) month period, any subsequent failure of Tenant during such twelve (12) month period to make any such payment shall immediately constitute an Event of Default even though no notice has been given;

                  14.1.2 Tenant shall default in the observance or performance of any other of Tenant's covenants, agreements, or obligations hereunder and such default shall not be cured within thirty (30) days after written notice thereof, or if such default is of a nature that it cannot be reasonably cured within such thirty (30) day period, Tenant shall not have commenced to cure such default within such thirty (30) day period and diligently proceed to completion of said cure within one hundred twenty (120) days after written notice thereof, but only if such extended period beyond thirty (30) days without a completed cure will not have a material adverse effect on the value of the Property or the Leased Premises or expose Landlord to any liability; further, Landlord shall not be required to give more than two (2) notices during any consecutive eighteen
(18) month period with regard to Tenant's failure to perform its obligations under a particular Section of this Lease (a "Previously Defaulted Provision") and in the event that Landlord has already given two (2) such notices during any consecutive eighteen (18) month period, any subsequent failure of Tenant during such eighteen (18) month period to fully and punctually observe such Previously Defaulted

Provision shall immediately constitute an Event of Default even though no notice has been given; or

                  14.1.3 Tenant's leasehold interest in the Leased Premises shall be taken on execution, levied upon or attached by other process of law directed against Tenant;

                  14.1.4 Tenant or any Guarantor shall die, dissolve, shall become insolvent, shall make a transfer in fraud of creditors, shall make an assignment for the benefit of creditors, shall file a voluntary petition in bankruptcy, shall be adjudicated bankrupt or insolvent, shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code") or under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or Guarantor or of all or any substantial part of their respective assets, or shall admit in writing its inability to pay its debts generally as they become due (Tenant and Guarantor hereby acknowledging that this Lease is a lease of nonresidential real property and therefore agreeing that Tenant, as debtor in possession, or the trustee for Tenant in any proceeding under the Bankruptcy Code, shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief);

                  14.1.5 A petition shall be filed against Tenant or Guarantor in bankruptcy under the Bankruptcy Code or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant or Guarantor) trustee, receiver or liquidator of Tenant or Guarantor or of all or any substantial part of their respective assets shall be appointed without the consent or acquiescence of Tenant or Guarantor, as the case may be, and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                  14.1.6 If the Leased Premises or any substantial portion are abandoned by Tenant.

         14.2 LANDLORD'S REMEDIES. Upon the occurrence of an Event of Default, Landlord shall have the following rights and remedies:

                  14.2.1 Landlord shall have the right at its election, at any time thereafter, to give Tenant written notice of Landlord's election to terminate this Lease on a date specified in such notice. Upon the giving of such notice, this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date hereinbefore fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided. Further, Tenant hereby expressly waives any rights of redemption it may have under M.G.L. c. 186, ss.11 or pursuant to any other statutory provision or common law principle.

                  14.2.2 Landlord shall have the immediate right, whether or not this Lease shall have been terminated pursuant to Section 14.2.1, to re-enter and repossess the Leased Premises or any part thereof and repossess the same as of its former estate by force, summary proceedings, ejectment or otherwise and the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such re-entry or taking of possession of the Leased Premises by Landlord shall be deemed to waive or prejudice any remedies provided to Landlord hereunder, nor be construed as an election on Landlord's part to terminate this Lease unless a written notice of such election be given to Tenant pursuant to
Section 14.2.1 or unless the termination of this Lease be decreed by a court of competent jurisdiction.

                  14.2.3 At any time or from time to time after the repossession of the Leased Premises or any part thereof pursuant to Section 14.2.2, whether or not this Lease shall have been terminated pursuant to Section 14.2.1, Landlord may relet the Leased Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include free rent and any other concessions) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet or to collect any rent due upon such reletting.

                  14.2.4 In the event of any termination of this Lease or repossession of the Leased Premises or any part thereof by reason of the occurrence of an Event of Default, Tenant will pay to Landlord the Base Rent, Additional Rent and other sums required to be paid by Tenant for the period to and including the date of such termination or repossession; and, thereafter, until the end of what would have been the Term in the absence of such termination or repossession, and whether or not the Leased Premises or any part thereof shall have been relet, Tenant shall be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages, the Base Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 14.2.3, after deducting from such proceeds all of Landlord's expenses reasonably incurred in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, employee expenses, alteration costs and expenses of preparation for such reletting). Tenant will pay such current damages on the days on which Base Rent would have been payable under this Lease in the absence of such termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

                  14.2.5 At any time after any such termination of this Lease or repossession of the Leased Premises or any part thereof by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any current damages pursuant to Section 14.2.4, Landlord shall be entitled to recover from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for any Event(s) of Default by Tenant and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) the Base Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 14.2.4 to pay current damages) for what would be the then unexpired Term in the absence of such termination or repossession plus Landlord's estimate of the aggregate expenses of reletting the Leased Premises, over (b) the then net fair rental value of the Leased Premises for the same period (after deducting from such fair rental value reasonable amounts on account of the time needed to relet the Leased Premises and concessions which would normally be given to a new tenant). Fair rental value shall be established by reference to the terms and conditions upon which Landlord relets the Leased Premises if such reletting is accomplished within a reasonable period of time after such termination or repossession and otherwise established on the basis of Landlord's estimates and assumptions of fact regarding market and other relevant circumstances, which shall govern unless shown to be clearly erroneous.

         14.3 LANDLORD'S CURE RIGHTS. If an Event of Default shall occur, Landlord, without being under any obligation to do so and without thereby waiving such Event of Default, may remedy such default for the account and at the expense of Tenant.

         14.4 TENANT'S OBLIGATION TO REIMBURSE LANDLORD. If Landlord makes any expenditures (pursuant to Section 14.3 above or otherwise) or incurs any obligations for the payment of money in connection with any failure of Tenant to perform fully all of its obligations under this Lease, such sums paid or obligations incurred (including but not limited to, reasonable attorney's fees and court costs in instituting, prosecuting or defending any action or proceeding), with interest at the rate of one and one half percent (1-1/2%) per month and costs, shall upon demand be paid to Landlord by Tenant as Additional Rent.

         14.5 NO WAIVER. Landlord's failure to take action against Tenant with respect to any default in Tenant's performance of its obligations hereunder shall not, under any circumstances, constitute a waiver of any of Landlord's rights under this Lease and, further, no waiver of any of the provisions of this Lease shall be effective unless given in writing nor shall any waiver be construed as a waiver of any of the other provisions hereof or as a waiver of the same provisions for any subsequent time.

         14.6 ACCEPTANCE OF LATE PAYMENTS. No payment by Tenant, or acceptance by Landlord, of a lesser amount than then due from Tenant to Landlord shall be treated otherwise than as a payment on account regardless of any letter accompanying such check or legend entered upon such check. Further, no acceptance of any payment by Landlord from Tenant shall in any way constitute a waiver of any default then existing or which would exist with the proper giving of notice.

         14.7 INTEREST ON LATE PAYMENTS. If Tenant shall fail to pay, when the same is due and payable, any Base Rent, or Additional Rent or any other charges or payments required hereunder

(excluding the payments described in Section 14.4 above), such unpaid amounts shall bear interest from the due date thereof to the date of payment at the annual rate of interest of twelve percent (12%) per annum, but in no event higher than the maximum rate permitted by law; and, in addition, Tenant shall pay Landlord a late charge for any Base Rent, any Additional Rent or any other charges or payments due hereunder which is paid after its due date equal to five percent (5%) of such payment.

         14.8 REMEDIES CUMULATIVE. Any and all remedies set forth in this Lease (a) shall be in addition to any and all other remedies Landlord may have at law or in equity, (b) shall be cumulative, and (c) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

         14.9 LANDLORD'S RIGHTS IN TENANT'S BANKRUPTCY. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 ET SEQ. as now existing or hereafter amended (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid and delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to the Landlord. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, including, without limitation, the Base Rent and Additional Rent specified herein, shall constitute rent for the purpose of Section 502(b)(7) of the Bankruptcy Code.

         If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (a) the name and address of such person; (b) all of the terms and conditions of such offer, and (c) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including without limitation, the assurance referred to in Sections 365(b)(1)(c) and 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by the Tenant no later than twenty (20) days after receipt by the Tenant of such bona fide offer, but in any event no later than ten (10) days prior to the date that the Tenant shall make application to a court of competent jurisdiction for authority and application to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed on and after the date of such assignment all of the obligations arising under this Lease. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         14.10 LANDLORD'S DEFAULT. (a) If Tenant shall give written notice to Landlord requesting that Landlord undertake any repair or replacement of the Leased Premises or Property or to undertake any other obligation which Landlord is expressly required to perform under the terms of this Lease, and Landlord shall not, within twenty (20) business days thereafter either (i) commence and diligently prosecute such repair, replacement or other obligation, or (ii) refute on some reasonable basis Tenant's contention that Landlord is required to undertake the same, then in such event, Tenant may give a second notice to Landlord requesting that Landlord undertake the same. If, within fifteen (15) days after such second notice, Landlord shall not either (i) commence and diligently prosecute such repair, replacement or other obligation or (ii) refute on some reasonable basis Tenant's contention that Landlord is required to undertake the same, then Tenant, on three (3) business days prior notice to Landlord of Tenant's intent to do so, may undertake such repair, replacement or other obligation on Landlord' behalf (unless Landlord shall have already commenced and be diligently prosecuting the same) and Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in connection herewith within fifteen (15) business days after demand by Tenant therefor (such demand to be accompanied by documentation of such expenditures in reasonable detail).

                  (b) If Landlord shall not make payment to Tenant as required pursuant to this Subsection 14.10, then Tenant may file a legal proceeding against Landlord to recover the same, but under no circumstance will Tenant have the right to offset against Base or Additional Rent any amount owed by Landlord to Tenant pursuant to this Section 14.10. If Tenant prevails against Landlord in connection with such legal proceeding, then Landlord shall also be obligated to reimburse Tenant fully for any and all reasonable attorney's fees or other costs incurred by Tenant in connection with such legal proceeding and Landlord agrees that its obligation to reimburse Tenant shall be made a part of any order entered by a court as part in such legal proceeding.

                  (c) Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice to any mortgagee of the Property in accordance with Section 17.23 below.


                                   ARTICLE XV

                             SURRENDER; HOLDING OVER

         15.1 SURRENDER OF LEASED PREMISES. Tenant shall, at the expiration or other termination of the Term, (a) remove all of Tenant's goods and effects and trade fixtures from the Leased Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Tenant either inside or outside the Leased Premises) and repair fully any damage caused by such removal, and (b) deliver to Landlord the Leased Premises, in broom clean condition, and otherwise in the same condition as existed as of the Commencement Date (normal wear and tear and damage by fire or other casualty excepted), all keys, locks thereto, other fixtures connected therewith and all alterations and additions made to or upon the Leased Premises (other than any Tenant's trade fixtures removed pursuant to the preceding subsection (a)). Upon Tenant's failure to comply with the preceding sentence, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of such property at Tenant's expense, or to retain same under Landlord's control or to sell, at public or private sale, with notice to Tenant, any or all of such property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

         15.2 HOLDING OVER. If Tenant remains in possession of the Leased Premises or any part thereof after the expiration or earlier termination of the Term of this Lease, Tenant shall be deemed to be in use and occupancy of the Leased Premises as a month-to-month tenant at a rate of monthly Base Rent two
(2) times the rate of the total monthly installment of Base Rent then in effect upon the date of expiration or termination of this Lease and subject to the same terms and conditions (including, without limitation, provisions concerning the payment of all other charges hereunder) as those set forth in this Lease other than as to the length of Term. However, nothing in this Lease provision shall be deemed to extend the Term beyond that set forth in Article 2 hereof, nor grant any right to Tenant or any other person to use, occupy, or remain in possession of all or any part of the Leased Premises beyond the expiration or earlier termination of the Term of this Lease.

                                   ARTICLE XVI

                              LANDLORD'S LIABILITY

         16.1 LIMITED RECOURSE. Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant.

         16.2 INTERRUPTION OF SERVICES AND UTILITIES. Landlord shall in no event be liable for any interruption in, failure of, or discontinuance of services or utilities to the Building or the Leased Premises for any reason, including, without limitation, when such services or utilities are interrupted
(a) by strike (not limited to Landlord or its business operations), lockout, breakdown, accident, order or regulation of or by an governmental authority, or failure of supply, (b) by reason of the making of repairs or alterations which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary; (c) by inability to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, (d) by any other cause beyond Landlord's reasonable control, or (e) by any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any persons claiming by, through or under Tenant In addition, no such interruption in, failure of, or discontinuance of any such services or utilities shall be considered as an eviction or disturbance of Tenant's occupancy of the Leased Premises, relieve

Tenant from its obligations under this Lease, or entitle Tenant to any offset rights or any other rights or remedies against Landlord.

         16.3 NO CONSEQUENTIAL DAMAGES. In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

         16.4 LIABILITY AFTER CONVEYANCE OF PROPERTY. The term "Landlord", as used herein, shall mean and refer to the owner of the fee estate in the Property whosoever such owner may be from time to time or to the person or entity named as Landlord above or its successors or assigns, as the case may be; and upon any conveyance or transfer of the interest of such person or entity as Landlord, such person or entity shall be thereupon released and discharged from any and all liability under this Lease or otherwise to Tenant and any and all others whomsoever except for breaches of this Lease occurring prior to such transfer.


                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

         17.1 GOVERNING LAW. This Lease shall be governed by the law of the Commonwealth of Massachusetts and shall be deemed to have been made, executed, delivered and accepted by the respective parties in that state.

         17.2 PARTIAL INVALIDITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid.

         17.3 CAPTIONS. The captions of this Lease are for convenience and reference only and shall not be deemed or construed to bind, modify, increase, or decrease the terms and conditions of this Lease, or any interpretation or construction thereof.

         17.4 SUCCESSORS AND ASSIGNS. The terms and conditions in this Lease shall apply to and be binding upon the parties herein and their respective successors and assigns, except as expressly otherwise provided.

         17.5 RECORDING OF LEASE. Tenant shall not record this Lease. However, at the request of either party, Landlord and Tenant shall execute, acknowledge, deliver, exchange, and record at the requestor's expense a Notice of Lease or other short-form instrument permitted under applicable state law and prepared by Landlord.

         17.6 ENTIRE AGREEMENT. This Lease and any and all exhibits and riders attached hereto and made a part of this Lease constitute the entire agreement of the parties concerning this Lease, and any and all other or prior agreements, representations, or warranties are hereby terminated, canceled, and agreed to be void and of no force or effect.

         17.7 AMENDMENTS. No change, amendment, deletion, or addition to this Lease shall be effective unless in writing and signed by the parties.

         17.8 QUIET ENJOYMENT. So long as Tenant is not in default of any of its obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Leased Premises free of any claims by, through or under Landlord.

         17.9 NO PARTNERSHIP. Nothing in this Lease shall create or be construed to create a partnership between Tenant and Landlord, or make them joint venturers, or bind or make Landlord in any way liable or responsible for any acts, omissions, negligence, debts or obligations of Tenant.

         17.10 TIME OF ESSENCE. Time is of the essence of this Lease and all of the terms and conditions specified herein.

         17.11 BROKERAGE. Tenant acknowledges that Tenant has dealt with no broker in connection with this Lease other than the Broker or Brokers named in
Section 1.8 above. In the event of any other brokerage claim against Landlord predicated upon dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim. Landlord warrants and represents that it has dealt with no broker in connection with the consummation of this Lease except the Broker or Brokers listed in Section 1.8 above, and in the event of any other brokerage claim against Tenant predicated upon dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim. The Broker shall be paid by Landlord.

         17.12 RULES AND REGULATIONS. Tenant agrees to comply, and cause its employees, agents, contractors, invitees and other representatives to comply, with any and all rules and regulations established by Landlord for the Property as reasonably determined by Landlord to be necessary for the orderly and efficient operation of the Property, including, without limitation, those rules and regulations set forth in EXHIBIT RR attached hereto and any reasonable modifications, amendments or additions thereto as Landlord may make from time to time by written notice to Tenant. However, Landlord shall not be responsible to Tenant for failure to enforce any of such rules and regulations or for the non-observance or violation of any of such rules and regulations by any other tenant or owner or by any other person, or for the non- observance or violation of or failure to enforce or to perform the provisions of any other lease.

         17.13 SIGNS. Tenant shall obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld, before placing any sign at, on, or about the door to the Leased Premises. Tenant shall also obtain the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, before erecting any other type of sign outside of the Building or any exterior door, wall, window, or portion of the Leased Premises, or within the lobby of the Building and Landlord shall have no obligation whatsoever to approve any such sign. Any materials or displays approved by Landlord, shall at all times be maintained by Tenant at its cost and expense in good condition, good working order and appearance and in compliance with all applicable laws, codes, ordinances and by-laws; and Tenant hereby unconditionally and irrevocably authorizes Landlord to enter upon the Leased Premises at Tenant's expense and without liability or penalty, and to remove any materials or displays not in accordance with each and all of the foregoing provisions. Landlord shall provide, at its sole cost and expense, an identifying sign for Tenant in a Building directory located in the lobby of the first floor of the Building in the same design and size as the identification in the Building directory for other tenants of the Building.

         17.14 LANDLORD'S ACCESS AND TENANT'S ACCESS; SECURITY. (a) Landlord or agents of Landlord may, upon forty-eight (48) hours prior notice to Tenant (or at any time without notice in the case of emergency), enter the Leased Premises to (i) inspect the same, (ii) remove placards and signs affixed thereto and not approved as herein provided, (iii) make alterations as provided in
Section 8.2 above or repairs, (iv) show the Leased Premises to others, and (v) at any time within six (6) months before the expiration of the Term, affix to any suitable part of the Leased Premises a notice that the Leased Premises are available for lease and keep the same so affixed without hindrance or molestation.

                  (b) Provided Tenant shall not be in default of any term, covenant or condition of this Lease, Tenant shall have access to the Leased Premises twenty-four (24) hours per day, seven (7) days a week, fifty-two (52) weeks per year, through means of the Building card-key security/access system.

         17.15 NOTICES. Any and all notices, demands, consents or approvals required hereunder shall be given in writing in accordance with this Section
17.15. Any notice from Landlord to Tenant shall be deemed duly served, if mailed to Tenant's Mailing Address (as defined in Section 1.7 above), or such other address as Tenant may advise by written notice to Landlord, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid. Any notice from Tenant to Landlord shall be deemed duly served, if mailed to Landlord by a nationally recognized overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at Landlord's Mailing Address (as defined in Section 1.6 above) or at such other address as Landlord may from time to time advise in writing. All payments of Base Rent and Additional Rent shall be paid and sent to Landlord at Landlord's Mailing Address.

         17.16 NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Property or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the Property or any interest in such fee estate.

         17.17 NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

         17.18 WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

         17.19 FINANCIAL REPORTS. Not more than once in any twelve (12) month period, and within fifteen (15) days after Landlord's request, Tenant shall furnish Tenant's most recent financial statements (including any notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements to Landlord. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (i) to Landlord's lenders or prospective purchasers of the Property, (ii) in litigation between Landlord and Tenant, and (iii) if required by court order.

         17.20 LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable out-of-pocket costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

         17.21 TELECOMMUNICATIONS. Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed. Regardless of Landlord's consent to the installation and operation of such telecommunications systems, Tenant hereby acknowledges that Landlord has no obligation to Tenant to ensure performance by telecommunication companies or other service companies, and Landlord has no responsibility for any delays, deficiencies or defects in connection with the services provided. Tenant hereby acknowledges and agrees that the indemnification of Landlord by Tenant set forth in Section 11.2 above, shall expressly apply to any damage to the Leased Premises or the Building, and injury to persons or other damage to property occurring during or as a result of any actions taken or done pursuant to Landlord's consent given in accordance with this Section 17.21.

         17.22 CONFIDENTIALITY. Tenant and Landlord each acknowledge that the terms and conditions of this Lease are to remain confidential, and may not be disclosed by Tenant or Landlord to anyone, by any manner or means, directly or indirectly, without the prior written consent of the other, except in connection with a proposed sale or financing. The consent by either the Landlord or the Tenant to any disclosures shall not be deemed to be a waiver on the part of either of the prohibition against any future disclosure.

         17.23 NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

         17.24 CONDITION OF LEASED PREMISES. Tenant hereby accepts the Leased Premises in their "AS-IS" condition, and Landlord shall have no obligation to perform any work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein except for completion of the Landlord Work (defined below) in accordance with EXHIBIT LW. No agreement of Landlord to alter, remodel, decorate, clean or improve the Leased Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representations regarding the condition of the Leased Premises or the Building have been made by or on the behalf of Landlord or relied upon by Tenant other than with respect to the Landlord Work as set forth in Section 17.25 and as described in EXHIBIT LW. Landlord and Tenant expressly disclaim any implied warranty that the Leased Premises are suitable for Tenant's intended commercial purpose, and Tenant's obligation to pay rent hereunder is not dependent upon the condition of the Leased Premises or the performance by Landlord of its obligations hereunder, and, except as otherwise expressly provided herein, Tenant shall continue to pay the rent, without abatement, setoff or deduction, notwithstanding any breach by Landlord of its duties or obligations hereunder, whether express or implied. Tenant's taking possession of the Leased Premises shall be conclusive evidence that the Leased Premises were in good order and satisfactory condition when Tenant took possession.

         17.25 LANDLORD'S WORK. Landlord shall perform the construction work (the "Landlord Work") described in EXHIBIT LW attached hereto in a good and workmanlike manner and in accordance with all Government Regulations and shall substantially complete the Landlord Work (that is, complete the Landlord Work, except for normal "punch list" items which shall be completed within thirty (30) days after substantial completion of the Landlord Work) on or before May 1, 1999. Subject to the provisions of the following paragraph, if substantial completion of the Landlord Work is delayed beyond May 1, 1999, payment of Base Rent pursuant to Section 3.1 of this Lease shall commence on the date the Landlord Work is substantially complete.

         In the event the Landlord Work is not substantially completed on or before June 1, 1999 (the "Outside Date for Completion"), Tenant shall have the right to terminate its obligations under this Lease; provided, however, that (1) the Outside Date for Completion shall be extended for a period equal to the duration of any delays in construction caused by strikes, shortages of materials, acts of God or other matters not reasonably within the control of Landlord, and (2) in the event any delays in completing the Landlord Work are as a result of change orders or other delays caused by Tenant, the Outside Date for Completion shall be extended day for day for each such delay caused by Tenant or longer if appropriate to compensate for additional delays which were encountered on account of items enumerated in (1) above that would not otherwise have been encountered but for the Tenant caused delays. Further, if issuance of a temporary or permanent certificate of occupancy for the Landlord Work or the Leased Property is delayed beyond May 1, 1999, because of delays caused by Tenant, then the rent commencement date shall be May 1, 1999 and on that date Tenant shall commence to pay Base Rent and Additional Rent under this Lease.

         Except for latent defects and deficiencies in the Landlord Work of which Tenant has given written notice to Landlord not later than thirty (30) days following the Commencement Date, Landlord shall be deemed to have satisfactorily completed the Landlord Work, and Tenant shall be deemed to have waived all rights and remedies with respect to deficiencies (other than latent defects) in the Landlord Work. If Tenant does give timely notice of deficiencies, Landlord shall remedy as soon as reasonably practicable any deficiencies specified in such notice and shall begin such remediation within thirty (30) days after Tenant's notice.

         Landlord shall bear the full cost of the Design Allowance (as defined below), and the Tenant Improvement Allowance (as defined below). The Design Allowance shall be the allowance for the cost of any architect or other design fees incurred to design, and prepare the plans and specifications necessary for, the Landlord Work, which allowance shall not exceed Ten Thousand Five Hundred Sixty-Six and 00/100 Dollars ($10,566.00) in total. The Tenant Improvement Allowance shall be the allowance for any so-called "hard costs" incurred in constructing the Landlord Work, which allowance shall not exceed Fifty-Eight Thousand Seven Hundred and 00/100 Dollars ($58,700.00) plus any unused portion of the Design Allowance. Tenant shall be responsible for any architect or other design fees in excess of Ten Thousand Five Hundred Sixty-Six and 00/100 Dollars ($10,566.00) and for any construction-related costs of the Tenant Improvements work exceeding Fifty-Eight Thousand Seven Hundred and 00/100 Dollars ($58,700.00) plus any unused portion of the Design Allowance, and Tenant shall pay such amount to Landlord within thirty (30) days of receiving an invoice describing the costs with reasonable detail. The Tenant Improvement Allowance shall be used for physical improvements only.

         17.26 TENANT IMPROVEMENTS. Except for Landlord's Work, all improvements to the Building required for Tenant's initial occupancy of the Building are referred to as "Tenant Improvements." Tenant Improvements shall be constructed in accordance with the plans and specifications prepared by Tenant ("Tenant Space Plan") (as further defined in EXHIBIT TI) and submitted to Landlord and approved by Landlord as provided below and in EXHIBIT TI. Landlord's approval, shall be limited to determining whether Tenant's plans and specifications (a) will have an adverse impact on Landlord's re-use of the Leased Premises at the end of the Term and (b) conform with the requirements of applicable Governmental Regulations, good construction practices, and insurance industry standards, their consistency with the architectural and structural integrity of the Building, and with the ability of the heating, ventilation and air conditioning system serving the Leased Premises to provide adequate ventilation and heating/cooling capacity for general office purposes.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as a sealed instrument by their respective duly authorized officers as of the day and year first written above.

LANDLORD:                                     TENANT:

NAGOG PARK INVESTORS, L.L.C.                  ANDOVER ADVANCED
                                              TECHNOLOGIES, INC. (d/b/a Andover
                                              Net, Inc.)

By:   _______________________                 By: _____________________________
      Its ___________________                     Name: _______________________
                                                  Title: ______________________
      By:  ________________________
           Name: __________________
           Title: _________________

                                   EXHIBIT FP

                          FLOOR PLAN OF LEASED PREMISES


                                  SEE ATTACHED

                                   EXHIBIT LD

                          LEGAL DESCRIPTION OF PROPERTY

Lot 106 on a Plan entitled " 'Nagog Square' Definitive Subdivision Plan of Land in Acton, Mass." by R. D. Nelson dated May 10, 1973, last revised November 12, 1973 and recorded with Middlesex South District Registry of Deeds as Plan No. 448 of 1974 in Book 12629, Page 25 (hereinafter called the "Plan"), bounded and described as follows:

SOUTHERLY                by Nagog Park, as shown on the Plan, by five courses,
                         76.81', 520.00', 99.38', 346.17' and 104.76',
                         respectively;

SOUTHEASTERLY            by land of Nagog Development Company shown on the Plan
                         as "60' R. O. W. Easement Area 20.450 S.F.," by two courses, 43.17' and 289.09', respectively;

NORTHERLY                by land now or formerly of J. J. Heider & V. P.
                         Wiegand, 231.95';

EASTERLY                 again by said land now or formerly of J. J. Heider & V.
                         E. Wiegand by five courses, 86.36', 141.00', 62.49',
                         110.13', and 135.94', respectively;

NORTHEASTERLY            by land now or formerly of S. & J. Tabbi, 623.67';

NORTHWESTERLY            by land shown on the Plan as Lot 8A, by three courses,
                         109.64', 103.78' and 154.91', respectively;

SOUTHWESTERLY            again by said land shown on the Plan as Lot 8A, 102.27'


Together with grant of easements contained in a deed May 27, 1982 recorded in Book 14625, Page 368.

                                   EXHIBIT OC

                                 OPERATING COSTS

         "Operating Costs" shall mean:

         (a) all costs and expenses paid or incurred by Landlord in operating, managing, equipping, insuring, controlling traffic, policing (if and to the extent provided by Landlord), lighting, cleaning, maintaining, repairing (including minor replacements associated with such repair) and restoring the Property, including all utility lines, pipes and conduits, drainage or sewage systems, elevators and escalators, and electricity, steam, water, fuel, heating, lighting and air conditioning systems serving the Property and also including the costs and expenses for all utilities, including, without limitation, HVAC, water and sewer service, used or consumed in the Building, and also including all costs and expenses for mail collection and distribution, sweeping, snowplowing, sanding, refuse removal, planting and replacing decorations, flowers and landscaping, painting, uniforms, wages, fidelity bonds, unemployment taxes, social security taxes, workmen's compensation insurance premiums, fees for required licenses and permits, supplies, repair, maintenance, operation, replacement and debt service of any equipment associated with the maintenance or operation of common areas and Common Facilities (but excluding the cost of equipment properly chargeable to the capital account and depreciation of the original cost of construction of the common areas, buildings and building systems), and any other expense or charge, whether or not hereinbefore mentioned, which, in accordance with generally accepted accounting and management principles, would be considered an expense of managing, operating, maintaining or repairing the Property; and

         (b) all premiums for comprehensive general public liability, property damage, difference-in-condition, casualty, rent loss, elevator, and other insurance maintained by Landlord with respect to all of the Property, including the Common Facilities and other common areas and all buildings and improvements.

         Notwithstanding any contrary provision of this Lease, Operating Costs shall not include expenses relating to the following:

         (i) salaries, wages, benefits and other expenses of administrative employees and other persons not involved in the daily operations of the Building;

         (ii) principal, interest or other charges relating to indebtedness secured by a mortgage covering any portion of the Property, and payments of rent and other charges under any superior lease covering any portion of the Property;

         (iii) leasehold improvements made in connection with the preparation of any portion of the Building for occupancy by a new or existing tenant;

         (iv)     any expansion of the rentable area of the Building;

         (v) costs, expenses or charges properly chargeable or attributable to a particular tenant or tenants;

         (vi) any utility or other service used or consumed in the premises leased to any tenant or occupant, if Tenant's use or consumption of such utility or other services is separately metered or sub-metered at the Premises;

         (vii) efforts to lease portions of the Building or to procure new tenants for the Building, including advertising expenses, leasing commissions and attorney's fees;

         (viii)   negotiations or disputes with any tenant of the Building;

         (ix) Landlord's general overhead not directly related to the management or operations of the Building;

         (x)      depreciation of the Building;

         (xi) repairs and replacements arising out of a fire or other casualty or an exercise of the eminent domain of the Building; provided, however, that the deductible portion of any loss covered by insurance shall be amortized over the useful life of the improvements which have been repaired or replaced in response to such fire or other casualty and such amortized portion shall be includable in annual operating costs;

         (xii) Landlord's breach or violation of a law, lease or other obligation, including fines, penalties and attorneys' fees;

         (xiii) compensation paid to employees or other persons in connection with commercial concessions operated by Landlord;

         (xiv) fees for licenses, permits or inspections that are not part of routine maintenance of the Building (but Operating Costs shall include fees for licenses, permits of inspections required to comply with changes in any laws occurring after the Commencement Date) or result from the act or negligence of Landlord or any other tenant of the Building;

         (xv)     environmental testing, remediation and compliance;

         (xvi) compliance by Landlord with laws existing as of the date of this Lease, including without limitation the Americans with Disabilities Act and the regulations and standards thereunder;

         (xvii)   sculptures, paintings and other works of art;

         (xviii) repairs necessary to cure defects in the construction of any portion or component of the Building;

         (xix) any items with respect to which Landlord receives reimbursement from insurance proceeds or from a third party; and

         (xx) any repair or replacement which would be deemed a capital expenditure under generally accepted accounting; provided, however, that the cost of any such repair or replacement shall be amortized over the useful life of the improvements which have been repaired or replaced and such amortized portion shall be includable in annual operating costs.

                                  EXHIBIT FMRV

                     CALCULATION OF FAIR MARKET RENTAL VALUE

         For purposes of Section 2.2, "Fair Market Rental Value" shall be as reasonably determined by Landlord to be the annual rental charge (including without limitation Base Rent, Additional Rent and other charges) as of the commencement date of each Option Period, for new leases then being negotiated or executed for comparable office space in Boston, Massachusetts for terms commencing on or about the date of commencement of the Option Period. In determining Fair Market Rental Value, Landlord shall take into consideration the size of the premises, location of the premises, lease term, condition and location of the applicable office building, services provided by the landlord, rental concessions and other comparable factors). Bona fide written offers to lease comparable space received by Landlord from third parties (at arm's length) may be used by Landlord as an indication of the Fair Market Rental Value.

Landlord shall notify Tenant of its determination of Fair Market Rental Value within thirty (30) days after Landlord's receipt of Tenant's notice exercising its option to extend. If the Landlord does not receive written notice from Tenant of Tenant's disagreement with Landlord's determination of the Fair Market Rental Value within ten (10) days after Tenant's receipt of said determination, Tenant shall be deemed to have accepted said determination by Landlord. If Tenant disagrees with Landlord's determination of the Fair Market Rental Value, Tenant shall have the right, by written notice given to Landlord within ten (10) days after Tenant has received notice of Landlord's determination, to request that such Fair Market Value be determined by appraisal in accordance with the provisions of this EXHIBIT FMRV. In such event, the Fair Market Rental Value shall be determined by impartial MAI appraisers, one to be chosen by Landlord, one to be chosen by Tenant (the "Initial Appraisers"), and, if necessary, a third to be selected as provided below. Landlord and Tenant shall each notify the other of its selected appraiser within ten days following the giving of Tenant's request for appraisal as provided above. Each appraiser shall be independent, familiar with office buildings and leases and rents in Boston, Massachusetts and experienced in making real estate appraisals. The cost of each Initial Appraiser shall be paid by the party selecting such Appraiser. The appraisers shall render their written appraisal of the Fair Market Rental Value for the Option Period within thirty (30) days following the appointment of both such appraisers. If the appraisals determined by each of the Initial Appraisers are less than five percent (5%) apart (I.E., the higher appraisal is less than 105% of the lower appraisal), then the Fair Market Rental Value shall be determined by taking the average of the two appraisals. In the event the Initial Appraisers are five percent (5%) or more apart, the Initial Appraisers shall promptly select a third appraiser who meets the same criteria as required of the Initial Appraisers ("Third Appraiser"). The Third Appraiser shall submit to Landlord and Tenant, within twenty-one (21) days after its appointment, its written appraisal of the Fair Market Rental Value with respect to the Leased Premises as of the applicable commencement date, which appraisal shall be binding upon Landlord and Tenant. The cost of the Third Appraiser shall be borne equally by Landlord and Tenant.

                                   EXHIBIT RR

                              RULES AND REGULATIONS

         The following rules and regulations shall apply to the Leased Premises, the Building, and the Property:

         1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

         2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

         3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building (nor to the outside of the Leased Premises) without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building (nor to the outside of the Leased Premises) except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

         4. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

         5. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

         6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

         7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

         8. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

         9. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

         10. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors to permeate outside of the Leased Premises or otherwise interfere in any way with other tenants or persons having business with them.

         11. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

         12. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

         13. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

         14. Tenant shall not conduct any activity on or about the Property, the Building or the Leased Premises which will draw pickets, demonstrators, or the like.

         15. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expenses of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot". Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to Tenant, Tenant's agents, vendors, employees and customers.

                                   EXHIBIT LW

                       LANDLORD'S PLANS AND SPECIFICATIONS

Landlord and Tenant shall agree on mutually acceptable plans and specifications for the Leased Premises which will be attached hereto as EXHIBIT LW

                                   EXHIBIT TI

                               TENANT IMPROVEMENTS

(a) Tenant shall cause its architect to prepare a reasonable detailed layout plan of proposed Tenant Improvements of the Leased Premises, as the same may be amended ("Tenant Space Plan") and submitted to and approved by Landlord, which approval or disapproval shall not be unreasonably delayed or conditioned. Landlord shall provide its approval or disapproval to Tenant within five (5) business days after Landlord's receipt of the Tenant Space Plan and provided that any disapproval shall contain reasonable objections, Tenant will enter into a contract (the "TI Construction Contract") with one of three general contractors to be chosen by Landlord in its reasonable discretion ("Tenant's General Contractor"). Tenant shall have the right to solicit competitive bids for the construction of the Tenant Improvements from said three (3) general contractors.

(b) Tenant shall adhere to the following requirements in performing all the Tenant Improvements work. Tenant shall procure all necessary governmental approvals and all Tenant Improvements work shall be performed at Tenant's risk in compliance with all applicable laws and in a good and workmanlike manner employing new materials of good quality and producing a result at least equal in quality to the other parts of the Leased Premises. When any Tenant Improvements work is in progress, Tenant shall cause to be maintained insurance as described below and such other insurance as may be required by Landlord covering any additional hazards due to such Tenant Improvements work, and is required by Landlord a statutory lien bond pursuant to M.G.L. c. 254 ss. 12 or any successor statute (or such other protection of Landlord's interest in the Building against liens as Landlord may reasonably require), in each case for the benefit of Landlord and any mortgagee. It shall be a condition of Landlord's approval of any Tenant Improvements work (i) that certificates of such insurance, and a lien bond in recordable form (if so required), issued by responsible insurance companies qualified to do business in Massachusetts and reasonably approved by Landlord, shall have been deposited with Landlord, (ii) that Tenant has provided Tenant's certification of the insurable value of the work in question for casualty insurance purposes, and (iii) that all of the other conditions of the Lease have been satisfied. At all times while performing Tenant Improvements work, Tenant and each contractor of Tenant shall not discriminate against any individual because of race, color, sex, religion or national origin.

(c) In performing Tenant Improvements work, each contractor of Tenant shall comply with Landlord's reasonable requirements relating to the time and methods for such work, use of delivery elevators and other Building facilities; and no contractor shall ever interfere with or disrupt any other tenant or other person using the Building. Each contractor shall in all events work on the Leased Premises without causing labor disharmony or coordination difficulties, and without causing any delays to, or impairing any guaranties, warranties or obligations of, any contractors of Landlord. Tenant and its contractors shall not have any obligation to employ union labor. If any such contractor uses or asks Landlord to provide any services in addition to those services specified in this Lease, such contractors, jointly and severally with Tenant, shall agree to reimburse Landlord for the cost thereof based on Landlord's schedule of charges established from time to time (and if no such charges have been established, then based on Landlord's reasonable charge established at the time). Each such contractor shall, by its entry into the Building, be deemed to have agreed jointly and severally with Tenant to indemnify and hold Landlord, Landlord's Managing Agent and Landlord's mortgagee and their respective partners, officers, directors, employees and agents harmless from any claim, loss or expense arising in whole or in part out of any act or neglect committed by such person while in the Building, to the same extent as Tenant has so agreed in the Lease.

         Tenant shall purchase and, unless waived in writing by the Landlord in particular instances, shall cause each contractor of Tenant to purchase, in a company or companies against which the Landlord has no reasonable objections, such insurance as will protect Landlord from claims set forth below:

                  4.1 claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts;

                  4.2 claims for damages because of bodily injury, occupational sickness or disease, or death of his employees;

                  4.3 claims for damages because of bodily injury, sickness or disease, or death of any person other than his employees;

                  4.4 claims for damages insured by personal injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by the Contractor, or (2) by any other person;

                  4.5 claims for damages, other than to the Tenant Improvements work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

                  4.6 claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle; and

                  4.7 claims for contractual liability (both oral and written) under his undertaking with Tenant.

(d) The insurance required shall include all major divisions of coverage, and shall be on a comprehensive general basis including Premises and Operations (deleting X-C-U exclusions), Owners' and Contractor's Protective, Products and Completed Operations, and Owned, Nonowned, and Hired Motor Vehicles. Such insurance shall be written for not less than any limits of liability required by law or those set forth below (which amounts may, from time to time, be reasonably increased by Landlord), whichever is greater.

         .1 Workman's Compensation - Statutory/Employers Liability and all additional endorsements $500,000.

         .2       Public Liability - Single Limit (Combined) Per Occurrence.

                  Bodily & Personal Injury $1,000,000
                  Property Damage $1,000,000 Occurrence/Aggregate.

         .3 Automobile Liability - Single Limit (Combined) Per Occurrence. Bodily Injury $1,000,000
                  Property Damage $1,000,000 Per Occurrence.

         .4       Independent Contractors - $1,000,000 Per Occurrence.

         .5 Products and Completed Operations $1,000,000 Per Occurrence, covering liability for claims made within applicable statutes of limitations following issuance of final Certificate of Payment.

         .6 Broad Form Blanket Contractual Liability (both oral and written) $1,000,000 per occurrence.

         .7       Excess Liability Umbrella - $5,000,000 Per Occurrence.

         Certificates of insurance acceptable to Landlord shall be filed with Landlord prior to commencement of the Tenant Improvements work. These Certificates shall contain a provision that coverages afforded under the policies will not be amended, canceled or non-renewed until at least 30 days' prior written notice has been given to Landlord and all other additional insureds. The form of certificate shall be acceptable to Landlord. If by the terms of insurance carried by tenant or any contractor a mandatory deductible is required, in the event of a paid claim Tenant or such contractor shall be responsible for the deductible amount. All deductible/self-insured retention amounts shall be show on the Certificate of Insurance. In all cases, Landlord, Landlord's Managing Agent, each mortgagee of the Building and any other person reasonably designated by Landlord shall be named as additional insureds.

                                    EXHIBIT J

                               JANITORIAL SERVICES

                             CLEANING SPECIFICATIONS

A.       GENERAL NOTES

         1. All cleaning personnel shall sign in and out at the main lobby security desk.

         2. Building keys shall be accounted for and returned daily. Any missing keys are to be reported to building security immediately.

         3. All cleaning personnel will wear uniforms and proper identification including the company and the employee names.

         4. Cleaning company will maintain a logbook on a daily basis noting any problems, areas inaccessible due to tenants working after hours and utility work completed.

         5. Cleaning supervisors will maintain a log of building supplies used and advise management when to restock. Cleaning supervisor will be responsible for transporting, storing and organizing supplies.

         6. Supervisors will be responsible for turning off all lights and locking all doors when their job is done.

B.       MAIN LOBBY AND COMMON AREAS

         1. Dust mop, wash and rinse all hard floor surfaces. Wash with a detergent solution and rinse with a clear water solution. Spray buff, using a high speed floor machine as necessary. Strip and reseal as directed.

         2.       Clean all entrance mats as required.

         3. Vacuum all carpeted surfaces and spot clean all stains with a spot carpet cleaner.

         4. Clean, with glass cleaner, all fingerprints and marks on all glass entry doors including revolving doors, etc.

         5.       Polish all exposed metal surfaces in main lobby.

         6. Wipe clean and polish all metal and wood surfaces in elevator and on elevator doors.

         7. Vacuum carpeted elevators and spot clean as necessary. Wash freight elevator floor as necessary.

         8.       Dust elevator light fixtures.

         9. Empty all exterior trash receptacles, cleaning as needed and replace liners.

         10. Clean and sanitize all drinking fountains using a germicidal detergent solution.

C.       RESTROOMS

         1. Dust mop and sweep tiled lavatory floors. Wash and rinse using germicidal solution. Machine scrub once per month. Strip and reseal tile floors as directed.

         2. Clean, using a germicidal solution, all metal toilet and urinal partitions.

         3. Clean, using a germicidal solution, all tile walls as required.

         4.       Clean all vanity tops.

         5. Clean and sanitize all sinks, toilet bowls and seats, and urinals, using a germicidal detergent.

         6. Clean and polish all bright work (chrome fixtures, faucets, etc.).

         7. Clean and sanitize all dispensers and receptacles (soap dispensers, paper towels, toilet paper, sanitary napkins).

         8.       Refill all dispensers in lavatories.

         9.       Remove all waste paper and refuse to a designated area.

D.       TENANT CLEANING

         1. Empty all wastebaskets and dispose of trash in designated area. Replace plastic liners.

         2. Dust mop, wash and rinse all hard surfaces. Spray buff, using a high speed floor machine, as necessary. Strip and reseal floors as directed.

         3. Vacuum all carpeted surfaces and spot clean all stairs with a spot cleaner.

         4. Clean all fingerprints and marks on walls, door frames, kick planes, door louvers, door handles and light switches.

         5. Dust and clean any spots on all baseboards throughout tenant areas.

         6. Dust and wipe clean as necessary, all furniture, chair rails, moldings, closets and coat racks.

         7.       Damp wipe and polish all glass furniture tops.

E.       UTILITY CLEANING

         1. Keep electric and telephone closets in clean and orderly fashion.

         2.       Police loading dock and trash areas.

         3. Perform miscellaneous projects such as cleaning mechanical areas, exterior stairs, etc. as may be requested by building management.

                                   EXHIBIT TR

                               TITLE RESTRICTIONS

1. Rights in a cartpath shown and rights represented by a line designated "APPROX. LAKE NAGOG WATERSHED LINE" on plan dated May 10, 1973, last revised November 12, 1973, recorded as Plan No. 448 of 1974 in Book 12629, Page 25, as affected by a plan entitled "Nagog Square Modification Plan in Acton, Mass. Modification of the Nagog Square' Definitive Subdivision Plan by R.R. Nelson Civil Engineers, dated May 10, 1973 as revised" dated July 5, 1982 recorded in Book 15170, Page End; Said cartpath being also shown on the Survey referred to in Item 8.

2. Rights under an "Agreement with Water Supply District of Acton to Pay Demand Charge" dated October 12, 1972 recorded in Book 12345, Page 670, as affected by an amendment dated May 14, 1974 recorded in Book 12633, Page 191; Certificate of Performance recorded March 16, 1981 in Book 14238, Page 35; and Revised Certificate of Performance dated May 18, 1981 recorded in Book 14321, Page 63.

3. Declaration of Restrictive Covenants by Nagog Development Company dated March 13, 1981 recorded in Book 14238, page 59, as affected by First Amendment dated May 8, 1981 recorded in Book 14286, Page 442, as affected by Certificate of Approval dated December 1, 1988 recorded in Book 19599, Page 290, and as affected by Confirmation Certificate of Approval, dated February 7, 1998 recorded in Book 28159, Page 204.

4. Reservation of a slope easement for the support of the right of way along the easterly bound of the Premises as set forth in deed from Nagog Development Company to Digital Equipment Corporation dated May 27, 1982 recorded in Book 14625, Page 368; said Slope Easement being also shown on the Survey referred to in Item No. 8.

5. Conditions set forth in an instrument of the Acton Board of Selectmen entitled "DECISION SITE PLAN SPECIAL PERMIT" dated June 9, 1987 recorded in Book 19159, Page 50.

6. Decision of Acton Planning Board for approval of Definitive Plan Highridge Subdivision, approved October 18, 1989, recorded in Book 20595, Page 358, as shown on plan recorded in Book 20595, Page 356 and 357, affecting an easement over a small, triangular parcel at the eastern extremity of the insured premises as shown on the survey referred to in Item 8.

7. Plan entitled "Plan of Land Highridge Subdivision Acton MA Prepared for: Mutual Development Co. 225 Newtonville Ave., Newton MA 02158" dated August 21, 1989, last revised September 26, 1989, recorded in Book 20590, Page 356 as Plan No. 496 of 1990 discloses utility and grading easement running across the northeasterly corner of the premises.

8. Survey entitled "ALTA/ACSM PLAN, 50 NAGOG PARK DRIVE, ACTON, MASSACHUSETTS, PREPARED FOR HESKIN/SIGNET PARTNERS dated
         September 9, 1998, revised September 18, 1998 Prepared by Howe Surveying Associates, Inc., Civil Engineers & Land Surveyors discloses the following:

                  a.       Approximate Lake Nagog Watershed Line.

                  b. Telephone, electric, sewer and water lines crosses onto premises.

                  c.       Record Location of cartpath.

                  d.       Slope Easement Area.

                  e.       Curb cut and curbing in Nagog Park Drive.

                  f. Utility and grading easement affecting a triangular portion of the premises at the eastern extremity of the premises.

9. Terms and provisions of Lease between CTRON ACQUISITION, INC., Landlord and Digital Equipment Corporation dated February 7, 1998, notice of which is dated February 7, 1998 recorded in Book 28159, Page 237.

10. Rights set forth in Deed to Digital Equipment Corporation dated May 27, 1982 recorded in Book 14625, Page 368 as shown on the survey referred to in Item 8.

11. Easement to MCI Metro Access Transmission Services, Inc. dated November 4, 1994 recorded in Book 25085, Page 18.

12. Mortgage, Assignment of Rents and Security Agreement to Principal Commercial Advisors, Inc. dated November ___, 1998 recorded on November ___, 1998 as Instrument No. _________.

13. UCC-1 Financing Statement naming Nagog Park Investors, L.L.C., as Debtor, and Principal Commercial Advisors, Inc., as Secured Party, recorded November ___, 1998 as Instrument No. _______.

                  a. Board of Appeals Decision (Hearing #80-43) dated November 3, 1980 recorded November ___, 1998 as Instrument No. ______ (as reflected in Landlord's title policy insuring Landlord's interest in the land described on EXHIBIT A to this Lease).

                  b. Board of Appeals Decision (Hearing #80-43) dated November 3, 1980 recorded November ___, 1998 as Instrument No. _____ (as reflected in Landlord's title policy insuring Landlord's interest in the land described on EXHIBIT A to this Lease).